                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                                (Amendment No. )

Filed by Registrant [x]
Filed by a Party other than Registrant[ ]
Check the appropriate box:
[x] Preliminary Proxy Statement
[ ]Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)
   (2))
[ ] Definitive Information Statement


                               MEDIA SOURCE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing fee (Check the appropriate box):
[x]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         (1)      Title of each class of securities to which transaction
applies:
--------------------------------------------------------------------------------
         (2)      Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ]      Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:

         (2)      Form, Schedule or Registration Statement No.:

         (3)      Filing Party:

         (4)      Date Filed:

                               Media Source, Inc.
                                5720 Avery Road
                                Dublin, OH 43016

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          to be held on August 3, 1999

To the Stockholders of Media Source, Inc.

         Notice is hereby given that the Annual Meeting of Stockholders of Media Source, Inc. (the "Company") will be held at the Holiday Inn, 212 Woodlawn Road, Charlotte, North Carolina 28217 on August 3, 1999, at 10:00 a.m., Eastern Standard Time, to consider and take action on the following matters:

         1. To elect four Directors to serve on the Board of Directors of the Company for one year and until their successors are duly elected and shall qualify.

         2. To approve and adopt an amendment to the Company's Certificate of Incorporation to decrease the authorized shares of common stock from 20,000,000 shares of common stock, $.01 par value to 500,000 shares of common stock, $.01 par value.

         3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         Stockholders of record at the close of business on June 10, 1999 are entitled to notice of and to vote at the meeting or any adjournment thereof. A list of stockholders entitled to notice of and to vote at the meeting may be examined at the executive offices of the Company at 5720 Avery Road, Dublin, OH 43016.

         So that we may be sure your vote will be included, please date, sign and return the enclosed proxy promptly. For your convenience, a postage paid return envelope is enclosed for your use in returning your proxy. If you attend the meeting, you may revoke your proxy and vote in person.

         If you would like to attend the meeting and your shares are held by a broker, bank or other nominee, you must bring to the meeting a recent brokerage statement or a letter from the nominee confirming your beneficial ownership of the shares. You must also bring a form of personal identification. In order to vote your shares at the meeting, you must obtain from the nominee a proxy issued in your name.

Dated June ___, 1999                         By Order of the Board of Directors


                                             /s/ S. Robert Davis
                                             -----------------------------------
                                             S. Robert Davis, Chairman

                               Media Source, Inc.
                                5720 Avery Road
                                Dublin, OH 43016

                                 June ___, 1999



Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of Media Source, Inc. on Tuesday, August 3, 1999. The meeting will begin at 10:00 a.m. at the Holiday Inn, 212 Woodlawn Road, Charlotte, North Carolina 28217.

         Information regarding the matters to be voted upon at the Annual Meeting is contained in the attached Proxy Statement. We urge you to read the Proxy Statement carefully.

         Because it is important that your shares be voted at the Annual Meeting, whether or not you plan to attend in person, we urge you to complete, date and sign the enclosed proxy card and return it as promptly as possible in the accompanying envelope. If you do attend the meeting and wish to vote your shares in person, even after returning your proxy, you still may do so.

         We look forward to seeing you in Charlotte on August 3, 1999.

                                                      Very truly yours,



                                                      S. Robert Davis, Chairman

                               MEDIA SOURCE, INC.

                                  PRELIMINARY
                                PROXY STATEMENT
                       For Annual Meeting of Stockholders
                          To be Held on August 3, 1999


SUMMARY

         This Proxy Statement is furnished to Stockholders in connection with the solicitation of proxies on behalf of the Board of Directors of Media Source, Inc. (the "Company") for use at its Annual Meeting of Stockholders to be held on August 3, 1999 at 10:00 a.m., Eastern Standard Time, at the Holiday Inn, 212 Woodlawn Road, Charlotte, North Carolina 28217 as set forth in the accompanying Notice of Annual Meeting of Stockholders and at any adjournments thereof. This Proxy Statement, the accompanying form of proxy, and the Company's Annual report on Form 10-K for the fiscal year ended December 31, 1998 are first being mailed to stockholders entitled to vote at the meeting on or about June __, 1999.

         The Annual Meeting has been called to consider and take action on the election of four Directors to serve on the Board of Directors of the Company for one year and until their successors have been duly elected and shall qualify, and to approve an amendment to the Company's Certificate of Incorporation to decrease the authorized shares of common stock from 20,000,000 to 500,000. The purpose of the proposal to decrease the Company's authorized shares of common stock is to lower the annual corporate franchise tax the Company is required to pay in Delaware, the state of its incorporation.

         The close of business on June 10, 1999, has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof (the "Record Date"). The stock transfer books will not be closed.

SOLICITATION AND REVOCATION OF PROXIES

         This Proxy Statement is being furnished to Stockholders in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held at the time, place, and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and at any adjournments thereof.

         As of the Record Date, there were 328,200 shares of the Company's common stock, $.01 par value ("Common Stock") issued and outstanding, (exclusive of 14,485 shares held in treasury). As of the Record Date, all of the present directors and executive officers of the Company, a group of four persons, owned beneficially 143,897 shares of Common Stock. The Company believes that such officers and directors intend to vote their shares of Common Stock for each of the nominees to be elected as Directors named in this Proxy Statement and for the proposed amendment to the Company's Certificate of Incorporation.

         The presence in person or by proxy of a majority of the issued and outstanding shares of Common Stock constitutes a quorum at the meeting. To be elected, the nominees as Directors named in this Proxy Statement must receive a plurality of the votes cast by the Common Stock entitled to vote. The proposal to amend the Company's Certificate of Incorporation will be adopted if a majority of the shares present in person or represented by proxy at the meeting and entitled to vote at the meeting vote in favor of such proposal.

         Proxies given by stockholders for use at the meeting, may be revoked at any time prior to the exercise of the powers conferred by giving notice of revocation to the Company in writing or at the meeting or by delivering to the Company a later appointment which supersedes the earlier one. Abstentions and broker non-votes will be counted only for the purpose of determining the existence of a quorum but have the effect of a no vote on the proposal to amend the Company's Certificate of Incorporation. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections appointed for that purpose.

         ALL PROXIES RECEIVED WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED IN SUCH PROXIES. ALL VALID PROXIES OBTAINED WILL BE VOTED AT THE DISCRETION OF THE BOARD OF DIRECTORS WITH RESPECT TO ANY OTHER BUSINESS THAT MAY COME BEFORE THE MEETING.

         The cost of soliciting proxies in the accompanying form will be borne by the Company. Proxies may also be solicited by personal interview or by telephone, in addition to the use of the mails, by directors, officers and regular employees of the Company without additional compensation therefor. The Company may reimburse brokerage firms and others for their expenses in forwarding proxy materials to the beneficial owners and soliciting them to execute proxies.

VOTING RIGHTS

         Stockholders of record at the close of business on the Record Date, are entitled to notice of and to vote at the Annual Meeting of Stockholders or any adjournments thereof. Each share of Common Stock of record as of the Record Date is entitled to one vote in all matters properly brought before the meeting.

ITEM 1. ELECTION OF FOUR DIRECTORS TO SERVE FOR ONE YEAR AND UNTIL THEIR SUCCESSORS HAVE BEEN DULY ELECTED AND SHALL QUALIFY

         The Board of Directors has concluded that the election of S. Robert Davis, Juan F. Sotos, M.D., Robert J. Tierney, and Randall J. Asmo as Directors is in the best interests of the Company and recommends their election. The Board of Directors has no reason to believe that the nominees named below will be unavailable, or if elected, will decline to serve. Biographical information concerning Messrs. S. Robert Davis, Sotos, Tierney, and Asmo can be found under "Directors and Executive Officers."

         Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted for the election of the nominees listed herein. Although the Board of Directors of the Company does not contemplate that any of such nominees will be unable to serve, if such a situation exists prior to the Annual Meeting, the persons named in the enclosed proxy will vote for the election of such other persons as may be nominated by the Board of Directors.

         The Board of Directors unanimously recommends a vote FOR the election of the nominees listed above. Unless indicated to the contrary, the enclosed Proxy will be voted "FOR" such nominees.

ITEM 2.  AMENDMENT TO CERTIFICATE OF INCORPORATION

         Currently, the Company's Certificate of Incorporation authorizes the Company to issue 20,000,000 shares of common stock. The Delaware General Corporation Law requires the Company to pay an annual franchise tax, a portion of which is computed based upon the number of the Company's authorized shares of capital stock. In order to reduce its Delaware annual franchise tax, the Company is proposing to amend its Certificate of Incorporation to reduce the number of its authorized shares of common stock from 20,000,000 to 500,000.

         The Board of Directors unanimously recommends a vote FOR the amendment to the Company's Certificate of Incorporation. Unless indicated to the contrary, the enclosed Proxy will be voted "FOR" such amendment.

DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth certain information concerning the directors and executive officers of the Company.

                                                                              DIRECTOR OR EXECUTIVE
      NAME                AGE               POSITION (1)                          OFFICER SINCE
      ----                ---               --------                          ---------------------

S. Robert Davis           61     Chairman of the Board, President,                    1990
                                 Assistant Secretary, and Director

Randall J. Asmo           34     Vice President and Director                          1992

Juan F. Sotos, M.D.       72     Director                                             1992

Robert J. Tierney         51     Director                                             1992


(1) All positions are those held with the Company, except as otherwise indicated.

Executive officers are elected by the Board of Directors and serve until their successors are duly elected and qualify, subject to earlier removal by the Board of Directors. Directors are elected at the annual meeting of shareholders to serve for one year and until their respective successors are duly elected and qualify, or until their earlier resignation, removal from office, or death. The remaining directors may fill any vacancy in the Board of Directors for an unexpired term.

BUSINESS EXPERIENCE OF DIRECTORS AND EXECUTIVE OFFICERS AND NOMINEE FOR DIRECTOR

         S. ROBERT DAVIS was elected a director and Chairman of the Board in 1990, and Assistant Secretary in 1992. Prior to his election to the Board of Directors, he served as Assistant to the President from 1988 to 1990, on a part-time basis. Additionally, during the past five years, Mr. Davis has operated several private businesses involving the developing, sale and/or leasing of real estate but devotes substantially all of his business time to the Company. Mr. Davis is also the Chairman and a director of CASCO INTERNATIONAL, INC., a company with a class of securities registered pursuant to section 12 of the Securities Exchange Act of 1934.

         RANDALL J. ASMO was elected Vice President in 1992 and a director in 1997. Prior to that time, he served as Assistant to the President from 1990 to 1992. Additionally, since 1987, Mr. Asmo has served as Vice President of Mid-States Development Corp., a privately-held real estate development and leasing company, as Vice President of American Home Building Corp., a privately-held real estate development company, and as an officer of several other small business enterprises. Mr. Asmo is also a director of CASCO INTERNATIONAL, INC., a company with a class of securities registered pursuant to section 12 of the Securities Exchange Act of 1934.

         JUAN F. SOTOS, M.D. was elected as a director in 1992. Dr. Sotos has been a Professor of Pediatrics at The Ohio State University College of Medicine since 1962 and also serves as Chief of Endocrinology and Metabolism at Children's Hospital in Columbus, Ohio.

         ROBERT J. TIERNEY was elected as a director in 1992. Dr. Tierney currently serves as the Acting Chairperson of the Ohio State University Department of Education Theory and Practice. Dr. Tierney is also active in education research and has served as a professor at The Ohio State University since 1984.

         THE BOARD OF DIRECTORS

         The Company's Bylaws provide that the number of Directors which shall constitute the whole Board of Directors shall be as from time to time determined by resolution of the Board of Directors, but the number shall not be less than three. The Board of Directors currently consists of four members. The Board of Directors held 7 meetings during the fiscal year ended December 31, 1998.

         There are no material proceedings to which any Director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or any associate of any such Director, officer, affiliate of the Company, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

COMMITTEES OF THE BOARD OF DIRECTORS

         AUDIT COMMITTEE. The Audit Committee is responsible for making recommendations to the Board of Directors concerning the selection and engagement of the Company's independent certified public accountants and reviews the scope of the annual audit, audit fees, and results of the audit. The Audit Committee also reviews and discusses with management and the Board of Directors such matters as accounting policies and internal accounting controls, and procedures for preparation of financial statements. Dr. Sotos, and Messrs. Tierney and S. Robert Davis are members of such Committee. The Committee met once during the fiscal year ended December 31, 1998.

         EXECUTIVE COMPENSATION COMMITTEE. The Executive Compensation Committee approves the compensation for executive employees of the Company. Dr. Sotos, and Mr. Tierney are members of such Committee. The Committee met twice during the fiscal year ended December 31, 1998.

         The Company has no nominating committee or any committee performing a similar function.

         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. Juan F. Sotos, M.D. and Robert J. Tierney served as the Executive Compensation Committee during the last fiscal year. Neither Dr. Tierney nor Dr. Sotos serve or have served as an employee of the Company or any of its subsidiaries. Neither of such persons serves on the board of Directors of any other public company.

STOCK OWNERSHIP

         The following table sets forth, to the best of the Company's knowledge, certain information as of May 24, 1999, with respect to the beneficial ownership of shares of the Common Stock by (i) each person known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each Director, (iii) the President, the Company's only executive officer whose salary and bonus during 1998 exceeded $100,000 (the "Named Executive Officer"), and (iv) all Directors and executive officers of the Company as a group:


                                                 AMOUNT AND NATURE                     PERCENT
NAME AND ADDRESS                            OF BENEFICIAL OWNERSHIP (1)              OF CLASS(2)
----------------                            ---------------------------              -----------

S. Robert Davis                                       134,768(3)                       39.23%
5720 Avery Road
Dublin, Ohio  43016

Charles R. Davis                                       25,311                           7.37%
2124 Pine Valley Club Drive
Charlotte, North Carolina 28277

Randall J. Asmo                                         4,945(4)                        1.44%
5720 Avery Road
Dublin, Ohio  43016

Juan F. Sotos, M.D.                                     3,468(5)                        1.01%
4400 Squirrel Bend
Columbus, Ohio 43220

Robert J. Tierney                                         716(6)                           *
4805 Olentangy Blvd.
Columbus, Ohio 43214

All executive officers and directors                  143,897(7)                       41.88%
  as a group (4 persons)                              =======                          =====

----------------------

*less than 1%

(1)      Represents sole voting and investment power unless otherwise indicated.

(2) Based on 328,200 shares of Common Stock outstanding as of March 15, 1999, plus, as to each person listed, that portion of the 34,188 unissued shares of Common Stock subject to outstanding options and warrants which may be exercised by such person, and as to all executive officers and Directors as a group, unissued shares of Common Stock as to which the members of such group have the right to acquire beneficial ownership upon the exercise of stock options/warrants within the next 60 days.

(3) Includes 1,255 shares owned by Mr. Davis' wife as to which Mr. Davis disclaims beneficial ownership and includes 9,663 unissued Shares as to which Mr. Davis has the right to acquire beneficial ownership upon the exercise of stock options and warrants within the next 60 days.

(4) Includes 4,539 unissued shares as to which Mr. Asmo, an executive officer and Director of the Company, has the right to acquire beneficial ownership upon the exercise of stock options and warrants within the next 60 days.

(5) Includes 578 unissued shares of Common Stock as to which Dr. Sotos, a Director of the Company, has the right to acquire beneficial ownership upon the exercise of stock options within the next 60 days.

(6) Includes 578 unissued shares of Common Stock as to which Dr. Tierney, a Director of the Company, has the right to acquire beneficial ownership upon the exercise of stock options within the next 60 days.

(7) The number of shares of Common Stock beneficially owned by all executive officers and Directors as a group includes 15,358 unissued shares of Common Stock as to which they have the right to acquire beneficial ownership upon the exercise of stock options and warrants within the next 60 days, and 1,255 shares of Common Stock owned by Mrs. S. Robert Davis as to which Mr. Davis disclaims any beneficial ownership.

CERTAIN TRANSACTIONS

         In the third and fourth quarters of 1996, the Company loaned a total of $903,122 to certain of its officers and employees, the proceeds of which were used to purchase Company common stock in connection with the exercise of employee stock options. The loans are due and payable in full in September, 1999. Interest on the loans at 7% per annum is payable only in the event and only to the extent that the fair market value of the purchased shares of common stock at the close of business at that time exceeds the exercise price. In May, 1999, the Company extended the due date of the outstanding loans to certain of the Company's current and former employees to September 2002 and offered to persons not currently employed by the Company the option to pay their loans by transferring to the Company the shares purchased (including the CASCO INTERNATIONAL, INC. shares spun off by the Company) with the proceeds of such loans.

         In July, 1997, the Company entered into a 12% subordinated convertible debt agreement for $500,000 with S. Robert Davis, Chairman of Media Source, Inc. After one year from the debt's issue date, up to 85% of the face value of the debt is convertible at $37.50 per share into common stock of the Company.

         In August 1997, the Company issued a $130,000 13.5% subordinated note to Charles R. Davis, son of S. Robert Davis and a 7.4% owner of Media Source, Inc. This note was originally due February 22, 1998, and was extended and paid in full on June 30, 1998.

         In September, 1997, in exchange for personally guaranteeing the Company's $1.0 million time note, S. Robert Davis, Chairman, received a three year warrant to purchase 2,500 shares of common stock, exercisable at $45.00 per share.

         In 1998, several investors provided the Company $850,000 in subordinated notes payable with interest paid quarterly at 12% due August 1, 2000, of which 85% of the face value is convertible into common stock after one year from purchase at a conversion rate between $37.50 and $55.00 per share. S. Robert Davis, Chairman of the Company, provided $500,000 of the total.

         In May 1998, S. Robert Davis deferred compensation through June 1999 and also deferred certain rental payments for corporate offices in Dublin, Ohio from July 1998 forward. Also in 1998, S. Robert Davis personally guaranteed to The Huntington National Bank, a $200,000 subordinated note payable of the Company.

         On June 25, 1998, the Company sold its book fair company assets to Scholastic, Inc. Certain requirements and stipulations were mandated by Scholastic in order for it to enter into the purchase agreement, including the following: (1) that S. Robert Davis personally guarantee, to Scholastic, $6,400,000 of inventory located in approximately 70 distributor warehouses and the Company's warehouse in Columbus, Ohio; (2) that S. Robert Davis personally guarantee to Scholastic the delivery of 11,000 cases used in the marketing of books. For each case not delivered of the 11,000 cases, the Company was required to pay $350. The maximum exposure under this portion of the agreement to Mr. Davis was $3,850,000 if the Company was unable to deliver any of the cases; (3) that S. Robert Davis, Charles R. Davis and Randall J. Asmo sign non-compete agreements for five years.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and Directors, and persons who beneficially own more than 10% of the Company's Common Stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers, Inc. Executive officers, Directors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations from the executive officers and Directors, the Company believes that all Section 16(a) filing requirements applicable to its executive officers, Directors, and greater than 10% beneficial owners were complied with.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

         DIRECTOR COMPENSATION. Each Director who is not an officer of the Company receives a fee of $1,100 for attendance at each Board meeting, a fee of $550 for attendance at each telephonic Board meeting, and a fee of $500 for attendance at each meeting of a Board committee of which he is a member. Directors who are also officers of the Company receive no additional compensation for their services as Directors.

         EXECUTIVE COMPENSATION. The following table shows, for the fiscal years ended December 31, 1998, 1997, and 1996, the cash compensation paid by the Company and its subsidiaries, as well as certain other compensation paid or accrued for those years, to the Company's President (the Company's only Named Executive Officer):

                           SUMMARY COMPENSATION TABLE



                                                                                                    LONG TERM
                                                 ANNUAL COMPENSATION                               COMPENSATION
                              -------------------------------------------------------------------------------------
                                                                                              SECURITIES UNDERLYING
NAME AND                                                                   OTHER ANNUAL          OPTIONS/WARRANTS
PRINCIPAL POSITION            YEAR        SALARY             BONUS         COMPENSATION            SAR'S(#) (1)
------------------            ----       --------            -----         ------------       ---------------------

S. Robert Davis,              1998       $185,000(2)          $0            $      0                 $     0
Chairman and                  1997       $192,115             $0            $      0                 $ 9,663
President                     1996       $167,704             $0            $138,086(3)              $12,204


(1) Stock options previously granted to the Named Executive Officer, by their terms, automatically adjust to reflect certain changes in the outstanding Common Shares of the Company, including stock dividends.

(2) Mr. Davis has not drawn a salary since May 7, 1998. Instead, he has agreed with the Company that his salary (currently set at $185,000 per year), plus interest at 7% per annum, will accrue and will be paid at such time as the Board of Directors determines that the Company has sufficient cash to pay it. In June, 1999, Mr. Davis may elect to continue to defer his salary or to be paid current. The Board's may elect to pay Mr. Davis accrued salary in cash or Company common stock.

(3) Represents the difference between the fair market value of the shares of Common Stock received and the stock option exercise price on the date of exercise.

The Named Executive Officer does not have an employment agreement with the Company, but has entered into an agreement to defer and accrue the payment of his compensation.

         EXECUTIVE COMPENSATION COMMITTEE'S REPORT ON EXECUTIVE COMPENSATION. The Executive Compensation Committee (the "Committee") has designed its executive compensation policies to provide incentives to its executives to focus on both current and long-term Company goals, with an overriding emphasis on the ultimate objective of enhancing stockholder value. The Committee has followed an executive compensation program, comprised of cash and equity-based incentives, which recognizes individual achievement and encourages executive loyalty and initiative. The Committee considers equity ownership to be an important factor in providing executives with a closer orientation to the Company and its stockholders. Accordingly, the Committee encourages equity ownership by its executives through the grant of options to purchase Common Stock.

         The Company believes that providing attractive compensation opportunities is necessary to assist the Company in attracting and retaining competent and experienced executives. Base salaries for the Company's executives are established on a case-by-case basis by the Committee, based upon current market practices and the executive's level of responsibility, prior experience, breadth of knowledge, and salary requirements. The base salaries of executive officers are reviewed annually by the Committee. Adjustments to such base salaries have been made considering: (a) historical compensation levels;
(b) the overall competitive environment for executives; and (c) the level of compensation necessary to attract and retain executive talent. Stock options have historically been awarded upon hiring, promotion, or based upon merit considerations. As the value of a stock option is directly related to the market price of the Company's Common Stock, the Board of Directors believes the grant of stock options to executives encourages executives to take a view toward the long-term performance of the Company. Other benefits offered to executives are generally the same as those offered to the Company's other employees.

         The Committee utilizes the same policies and considerations enumerated above with respect to compensation decisions regarding the Chairman of the Board and President, S. Robert Davis. Since May, 1998, Mr. Davis has agreed to defer his salary of $185,000 per annum until the Board of Directors determines that the Company has sufficient cash flow to pay it. Accordingly, Mr. Davis' salary, plus interest at 7% per annum, is accrued until paid. Mr. Davis' 1998 base salary was determined primarily by reference to historical compensation, scope of responsibility, and the Company's desire to retain his services. The Committee believes its compensation policies with respect to its executive officers promote the interests of the Company and its Stockholders through current motivation of the executive officers coupled with an emphasis on the Company's long-term success.


                                               Executive Compensation Committee
                                               Juan F. Sotos, M.D.
                                               Robert J. Tierney


        OPTION GRANTS IN LAST FISCAL YEAR. All options which were granted by the Company during 1998 were also canceled during 1998 by mutual agreement between the Company and each optionee.

         AGGREGATED OPTIONS EXERCISED IN 1998 AND FISCAL YEAR-END OPTION VALUES. The following table provides certain information with respect to options exercised in the last fiscal year by the Named Executive Officer and the value of such officer's unexercised options at December 31, 1998.

                                                                                                    VALUE OF UNEXERCISED
                            SHARES                           NUMBER OF UNEXERCISED           IN-THE-MONEY (1) OPTIONS/WARRANTS
                            SHARES                       OPTIONS /WARRANTS AT YEAR END(#)              AT YEAR END($) (2)
                          ACQUIRED ON     VALUE          -------------------------------     ---------------------------------
NAME                       EXERCISE      REALIZED($)     EXERCISABLE       UNEXERCISABLE     EXERCISABLE         UNEXERCISABLE
                          -----------    -----------     -----------       -------------     -----------         -------------

S. Robert Davis              None            N/A             9,663              0               $  0                  $  0

(1) "In-the-Money" options are options whose base (or exercise) price was less than the market price of Common Stock at December 31, 1998.

(2) Assuming a stock price of $2.00 per share, which was the closing price of a share of Common Stock reported by the OTC Bulletin Board on December 31, 1998.

         PERFORMANCE GRAPH. The following line graph compares the yearly change in the Company's total return to its stockholders as compared to total return of the Center for Research in Securities Prices Total Return Index for the NASDAQ Stock Market (U.S.) and the Standard & Poors Publishing Group, assuming a common starting point of 100 for the five-year period from December 31, 1993 to December 31, 1998. Total stockholder return for the Company, as well as for the Indexes, was determined by adding (a) the cumulative amount of dividends for a given year (assuming dividend reinvestment), and (b) the difference between the share price at the beginning and at the end of the year, the sum of which is then divided by the share price at the beginning of such year.

PERFORMANCE CHART

         The following chart compares the yearly change in the Company's total return (which reflect the restatement of results due to discontinued operations) to its Stockholders as compared to total return of the Center for Research in Securities Prices Total Return Index for the NASDAQ Stock Market (U.S.) and the Standard and Poors Publishing Group for the five-year period from December 31, 1993 to December 31, 1998. Total stockholder return for the Company, as well as for the Indexes, was determined by adding (a) the cumulative amount of dividends for a given year (assuming dividend reinvestment), and (b) the difference between the share price at the beginning and at the end of the year, the sum of which is then divided by the share price at the beginning of the year.



                                           INDEXED RETURNS
                                             YEARS ENDED

                                                                                           Base period
Company/Index              12/31/98     12/31/97     12/31/96    12/31/95     12/31/94      12/31/93
-------------              --------     --------     --------    --------     --------     -----------

Media Source, Inc.            0.8         14.0         30.2        15.1         41.9           100

Standard & Poor
Publishing 500              192.1        163.8        113.0       114.5         92.5           100

Nasdaq Composite            282.3        202.2        166.2       135.4         96.8           100


INDEPENDENT PUBLIC ACCOUNTANTS

         The accounting firm of Hausser + Taylor LLP, Columbus, Ohio, was the Company's principal auditor and accountant for the year ended December 31, 1998 and has been selected as the Company's auditor and accountant for the next fiscal year. Management expects that a representative of Hausser + Taylor LLP will be present at the Annual Meeting of Stockholders. The Hausser + Taylor representative will be afforded an opportunity to make a statement at the meeting if desired and is expected to be available to respond to appropriate questions.

ANNUAL REPORT

         The 1998 Annual Report, which includes financial statements was mailed to each shareholder receiving this Proxy Statement.

         THE COMPANY WILL PROVIDE, WITHOUT CHARGE, TO ANY PERSON RECEIVING A COPY OF THIS PROXY STATEMENT, UPON WRITTEN OR ORAL REQUEST OF SUCH PERSON, BY FIRST CLASS A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR 1998, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES THERETO. SUCH REQUESTS SHOULD BE ADDRESSED TO S. ROBERT DAVIS, CHAIRMAN, MEDIA SOURCE, INC., 5720 AVERY ROAD, DUBLIN, OHIO, 43016 (800) 242-8749.

OTHER PROPOSED ACTION

         The Board of Directors does not intend to bring any other matters before the meeting nor does the Board of Directors know of any matters which other persons intend to bring before the meeting. If, however, other matters not mentioned in tills Proxy Statement properly come before the meeting, the persons named in the accompanying form of proxy will vote thereon in accordance with the recommendation of the Board of Directors.

STOCKHOLDER PROPOSALS AND SUBMISSIONS FOR THE 2000 ANNUAL MEETING

         If any Stockholder wishes to present a proposal pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 for inclusion in the proxy materials to be solicited by the Company's Board of Directors with respect to the next Annual Meeting of Stockholders, such proposal must be presented to the Company's management on or before November 30, 1999. Notice of a shareholder proposal submitted outside the processes of Rule 14a-8 of the Securities Exchange Act of 1934 will be considered untimely if it is not received by the Company before November 30, 1999.


                                      12